Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2018)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea

KT Linkus Co., Ltd.	Korea

KT Submarine Co., Ltd.	Korea

KT Telecop Co., Ltd.	Korea

KT Hitel Co., Ltd.	Korea

KT Service Bukbu Co., Ltd.	Korea

KT Service Nambu Co., Ltd.	Korea

KT Commerce Inc.	Korea

KT Strategic Investment Fund No.1	Korea

KT Strategic Investment Fund No.2	Korea

KT Strategic Investment Fund No.3	Korea

KT Strategic Investment Fund No.4	Korea

BC-VP Strategic Investment Fund No.1	Korea

BC Card Co., Ltd.	Korea

VP Inc.	Korea

H&C Network	Korea

BC Card China Co., Ltd.	China

INITECH Co., Ltd.	Korea

Smartro Co., Ltd.	Korea

KTDS Co., Ltd.	Korea

KT M Hows Co., Ltd.	Korea

KT M&S Co., Ltd.	Korea

GENIE Music Corporation(KT Music Corporation)	Korea

KT MOS Bukbu Co., Ltd.	Korea

KT MOS Nambu Co., Ltd.	Korea

KT Skylife Co., Ltd.	Korea

Skylife TV Co., Ltd.	Korea

KT Estate Inc.	Korea

KT AMC Co., Ltd.	Korea

NEXR Co., Ltd.	Korea

KTSB Data service	Korea

KT Sat Co., Ltd.	Korea

Nasmedia, Co., Ltd.	Korea

KT Sports Co., Ltd	Korea

KT Music Contents Fund No.1	Korea

KT Music Contents Fund No.2	Korea

KT-Michigan Global Content Fund	Korea

Autopion Co., Ltd.	Korea

KTCS Corporation	Korea

KTIS Corporation	Korea

KT M mobile	Korea

KT Investment Co., Ltd.	Korea

Whowho&Company Co., Ltd.	Korea

PlayD Co., Ltd. (N Search Marketing Co., Ltd.)	Korea

Next connect PFV	Korea

KT Rwanda Networks Ltd.	Rwanda

AOS Ltd.	Rwanda

KT Belgium	Belgium

KT ORS Belgium	Belgium

Korea Telecom Japan Co., Ltd.	Japan

KBTO sp.zo.o.	Poland

Korea Telecom China Co., Ltd.	China

KT Dutch B.V	Netherlands

Super iMax LLC	Uzbekistan

East Telecom LLC	Uzbekistan

Korea Telecom America, Inc.	USA

PT. KT Indonesia	Indonesia

PT. BC Card Asia Pacific	Indonesia

KT Hongkong Telecommunications Co., Ltd.	Hong Kong

KT Hong Kong Limited	Hong Kong

Korea Telecom Singapore Pte. Ltd.	Singapore

Texnoprosistem LLP.	Uzbekistan

Nasmedia Thailand Company Limited	Thailand